Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

Telephone: (510) 668-3715

laurack@synnex.com

SYNNEX CORPORATION REITERATES FISCAL Q1 2009 FINANCIAL GUIDANCE AHEAD OF ANALYST DAY MEETING AT THE NYSE EURONEXT

FREMONT, CA — January 27, 2009 — SYNNEX Corporation (NYSE: SNX), a leading business process services company, today reiterated its outlook for the fiscal first quarter of 2009.

During the SYNNEX fiscal fourth quarter 2008 earnings results conference call, SYNNEX Corporation issued guidance for the fiscal first quarter 2009 period as follows:

•	Revenues expected to be in the range of $1.74 billion to $1.84 billion.

•	Net income expected to be in the range of $16.6 million to $17.6 million.

•	Diluted earnings per share expected to be in the range of $0.50 to $0.53.

“As of today, based on our current outlook, we anticipate our EPS results will come in at the high-end, if not exceed, our stated guidance,” stated Kevin Murai, President and Chief Executive Officer at SYNNEX Corporation. “We look forward to the opportunity to share our perspective on SYNNEX as a company during our Analyst Day.”

The Company will host its 2009 Analyst Day at the NYSE Euronext today, starting at 9:30 a.m. (ET) and concluding at 2:00 p.m. (ET). Presenting at the event will be Kevin Murai, President and Chief Executive Officer; Peter Larocque, President of U.S. Distribution; Jim Estill, President and Chief Executive Officer of SYNNEX Canada Limited; Dennis Polk, Chief Operating Officer; Thomas Alsborg, Chief Financial Officer; and Chris Caldwell, Senior Vice President of Global Business Solutions.

A live webcast of the event will be available at http://ir.synnex.com. A replay of the webcast will be available at http://ir.synnex.com approximately four hours after the conclusion of the event and will be archived until February 10, 2009.

The reiterated guidance and preceding statements are based on the Company’s current expectations for the first quarter of fiscal 2009. These statements are forward-looking and actual results may differ materially.

About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs over 6,500 associates worldwide and operates in the United States, Canada, China, Japan, Mexico, the Philippines and the United Kingdom. Additional information about SYNNEX may be found online at www.synnex.com.

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Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding expectations of our revenues, net income and earnings per share for the first quarter of fiscal 2009 are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2008 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2009 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation